Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-Q/A of Penn Treaty American Corporation (the “Company”) for the period ended September 30, 2004 as filed with the Securities and Exchange Commission, I, Mark Cloutier, Senior Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q/A for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Quarterly Report on Form 10-Q/A for the period ended September 30, 2004 fairly presents, in all material respects, the Company’s financial condition and results of operations.

Date: September 28, 2005	/s/ Mark Cloutier
Mark Cloutier Senior Vice President and Chief Financial Officer